111 N Canal St

Chicago, Illinois 60606

USA

+1 312 517 5000

gogoair.com

Exhibit 10.1.40

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

Mr. Mark Silk

ThinKom Solutions, Inc.

4881 West 145th Street

Hawthorne, CA 90250

September 6, 2016

Dear Mr. Silk,

Pursuant to our recent discussions concerning ThinKom’s pursuit of opportunities using several components that are made part of Gogo’s 2Ku system, this letter serves to capture the agreement reached with respect to ThinKom’s ability to purchase such components directly from Gogo’s suppliers. Use of the Ancillary Equipment (defined below) remains subject to any applicable Gogo intellectual property rights.

If ThinKom wishes to purchase components of Gogo’s 2Ku system, such as the radome, fairing, adapter plate, fittings, KRFU, or any combination thereof (“Ancillary Equipment”) [***], ThinKom shall provide Gogo with a written request to purchase Ancillary Equipment, including all relevant information, such as, for example, the ultimate end customer of such Ancillary Equipment and the number of units required.

No later than [***] after receiving ThinKom’s written request, Gogo will provide ThinKom with a written response (which may be via email) to ThinKom’s request.[***]. Gogo’s authorization to sell and purchase Ancillary Equipment is limited to the equipment part numbers (and associated firmware) only. Any Gogo related software is expressly excluded.

If Gogo grants its authorization as set forth above, ThinKom shall, in consideration of such authorization, pay Gogo a fee equal to [***]. No later than [***] after issuing a purchase order to a Gogo supplier, ThinKom shall provide Gogo with a copy of such purchase order and the related fees owed to Gogo hereunder. The fees payable to Gogo by ThinKom shall be due no later than [***] after ThinKom has received each article of Ancillary Equipment. If ThinKom owes any amounts to Gogo in connection with its purchase of Ancillary Equipment, and ThinKom fails to make payment by the foregoing due date, then Gogo may recover that sum by setting it off against any other money which is or becomes due to ThinKom.

THINKOM ACKNOWLEDGES THAT AS BETWEEN GOGO AND THINKOM, THE ANCILLARY EQUIPMENT AUTHORIZED FOR PURCHASE HEREUNDER IS PROVIDED “AS IS” AND POSSIBLY WITH FAULTS. GOGO DISCLAIMS ANY AND ALL WARRANTIES AND GUARANTEES, EXPRESS, IMPLIED OR OTHERWISE, ARISING, WITH RESPECT TO THE ANCILLARY EQUIPMENT, INCLUDING BUT NOT LIMITED TO THE WARRANTY OF MERCHANTABILITY, THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS. THINKOM AND ITS CUSTOMERS WILL USE THE ANCILLARY EQUIPMENT AT ITS OWN RISK. GOGO WILL NOT BE LIABLE TO THINKOM OR ITS CUSTOMERS FOR ANY INDIRECT DAMAGES INCURRED IN USING THE ANCILLARY EQUIPMENT. IN NO EVENT WILL GOGO BE LIABLE FOR LOSS OF PROFITS, LOSS OF USE, LOSS OF DATA, BUSINESS INTERRUPTION, NOR FOR PUNITIVE, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES OF ANY KIND, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

If you agree with the terms set forth above, please sign in the space provided below and return an executed copy of the letter to my attention.

Very Truly Yours
Gogo LLC

By:	/s/ Sean Cordone
October 6, 2016

Agreed to and accepted:
ThinKom Solutions, Inc.

By:	/s/ Mark J. Silk